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                                                                   Exhibit 10.18


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of November 7, 2001 (the "Effective Date"), by and between MICRO GENERAL CORPORATION, a Delaware corporation (the "Company"), and NANCY POPE NELSON, a California resident (the "Employee"). This Agreement supersedes entirely the terms and conditions of any prior employment agreement or understanding between the parties.

In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         l. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs the Employee to serve as Chief Operating Officer or similar executive position of the Company or in such other capacity as the Board of Directors of the Company ( the "Board") may designate, and the Employee accepts such employment and agrees to perform reasonable responsibilities and duties commensurate with aforesaid position, as directed by the Board of the Company, or as set forth in the Articles of Incorporation or the Bylaws of the Company.

         2. Term. The term of employment under this Agreement shall be for a period of three (3) years (the "Term") commencing on the Effective Date, subject to termination pursuant to Section 4, below.

         3. Compensation.

                  3.1 Annual Salary. During the Term of this Agreement, the Company shall pay the Employee an annual base salary of Three Hundred Thousands Dollars ($300,000.00) (the "Base Salary"), payable at the times and in the manner dictated by the Company's standard payroll policies. Such Base Salary may be periodically reviewed and increased at the discretion of the Board to reflect, among other matters, cost of living adjustments and performance results.

                  3.2. Other Compensation and Benefits. During the Term, as additional compensation, the Employee shall be entitled to participate in and/or receive the following:

                  (a) Annual Bonus. The Employee shall be eligible for an annual bonus.:

                  (b) Benefits. The Employee shall be entitled to participate in and receive all benefits under any employee benefit plan or program (including, without limitation, medical, dental, disability, and group life), any retirement savings plan or program (including, without limitation, 401(k) and employee stock purchase plan), and such other perquisites of office as the Company may, from time to
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                           time and in its sole discretion, make available to
                           the Company's executives of comparable level, subject to such eligibility provisions as may be in effect from time to time.

         The Company shall deduct from all compensation payable under this Agreement to the Employee any taxes or withholdings the Company is required to deduct pursuant to state and federal laws or by mutual agreement between the parties.

                  3.3. Vacation. For and during each year of the Term, the Employee shall be entitled to four (4) weeks vacation. In addition, the Employee shall be entitled to such holidays consistent with the Company's standard policies or as the Company's Board of Directors may approve.

                  3.4 Expense Reimbursement. In addition to the compensation and benefits provided herein, the Company shall, upon receipt and approval of appropriate documentation, reimburse the Employee each month for her reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses. The arrangement set forth in this Section 3.4 is intended to constitute an accountable plan within the meaning of Section 162 of the Code and the accompanying regulations, and the Employee agrees to comply with all reasonable guidelines established by the Company from time to time to meet the requirements of Section 162 of the Code and the accompanying regulations.

         4. Termination.

                  4.1 For Cause. Notwithstanding any other provisions to the contrary contained herein, the Company may terminate this Agreement immediately for cause upon written notice to the Employee, in which event the Company shall be obligated to pay the Employee that portion of the Base Salary due her through the date of termination. For purposes of this Agreement, "cause" shall mean: (a) material default or other material breach by Employee of Employee's obligations hereunder; (b) the willful and habitual failure by Employee to perform the duties that Employee is required to perform under this Agreement or the Company's corporate policies, provided such corporate policies have been previously delivered to the Employee; or (c) misconduct, dishonesty, insubordination, or other act by Employee that in any way has a direct, substantial and adverse effect on the Company's reputation or its relationship with its customers or employees, including, without limitation, (i) use of alcohol or illegal drugs such as to interfere with the Employee's obligations hereunder, (ii) conviction of a felony or of any crime involving moral turpitude or theft, and (iii) material failure by Employee to comply with applicable laws or governmental regulations pertaining to Employee's employment hereunder.

                  4.2 Without Cause. Notwithstanding any other provisions to the contrary contained herein, either party may terminate this Agreement immediately without cause by giving written notice to the other. If the Company terminates this Agreement under this Section 4.2, it shall pay to the Employee her Base Salary for a
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period of twelve (12) months following such termination. The amount payable to the Employee hereunder shall be paid to the Employee in lump sum or as otherwise directed by the Employee. If the Employee terminates this Agreement under this Section 4.2, the Company shall only be obligated to pay to the Employee the Base Salary due her through the date of termination.

                  4.3 Disability. Notwithstanding any other provisions to the contrary contained herein, if the Employee fails to perform her duties hereunder on account of illness or other incapacity for a period of six (6) consecutive months, the Company shall have the right upon written notice to the Employee to terminate this Agreement without further obligation by paying the Employee the Base Salary for the remainder of the Term, in a lump sum or as otherwise directed by the Employee.

                  4.4 Death. Notwithstanding any other provisions to the contrary contained herein, if the Employee dies during the Term of this Agreement, this Agreement shall terminate immediately, and the Employee's legal representatives or designated beneficiary shall be entitled to receive the Base Salary to the date of the Employee's death in a lump sum or as otherwise directed by the Employee's legal representatives or designated beneficiary, whichever the case may be.

                  4.5 Termination by Company Following Change of Control. Notwithstanding any other provisions to the contrary contained herein, in the event the Employee's employment is terminated under this Agreement by the Company or its Successor (as defined below) following a Change of Control of the Company (as defined below) for reasons other than "for cause" (as such term is defined in Section 4.1 herein) or other than as a consequence of the Employee's death or disability (as described in Section 4.3 herein), the Company agrees to provide or cause to be provided to the Employee the same compensation as would be payable to the Employee had such termination been a termination by the Company without cause under Section 4.2 of this Agreement. As used herein, a "Change of Control" of the Company shall mean the acquisition by a "Successor," whether directly or indirectly, by purchase, merger, consolidation or otherwise, of all or substantially all of the common stock, business and/or assets of the Company. In the event of a Change of Control of the Company, the Company shall require any Successor to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if the Change of Control had not occurred. Upon the assumption of this Agreement by the Successor, and its agreement to perform the duties and obligations of the Company hereunder, the Company shall be released from any further liability under this Agreement.

                  4.6 Effect of Termination. Termination for any cause or without cause shall not constitute a waiver of the Company's rights under this Agreement as specified in Section 6 nor a release of the Employee from any obligation hereunder except her obligation to perform his day-to-day duties as an employee.
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         5. Non-Delegation of Employee's Rights. The obligations, rights and benefits of the Employee hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.

         6. Covenants of Employee.

                  6.1 Confidentiality. The Employee acknowledges that in her capacity as an employee of the Company she will occupy a position of trust and confidence, and she further acknowledges that she will have access to and learn substantial information about the Company and its operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, the Company's financial position and financing arrangements. The Employee agrees that all such information is proprietary or confidential or constitutes trade secrets and is the sole property of the Company. Accordingly, during the Employee's employment by the Company and for a period of two (2) years thereafter, the Employee will keep confidential, and will not without the Company's permission reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company's methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence, or records, or any other documents used or owned by the Company, nor will the Employee advise, discuss with or in any way assist any other person or firm in obtaining or learning about any of the items described in this section, either alone or with others, outside the scope of her duties and responsibilities with the Company unless otherwise required by law or court ordered subpoena.

                  6.2 Competitive Activities During Employment The Employee agrees that during her employment by the Company, she will devote substantially all her business time and effort to and give undivided loyalty to the Company. The Employee will not, during her employment by the Company, engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company, nor solicit, or in any other manner work for or assist any business which is competitive with the Company. During her employment by the Company, the Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an employee of the Company, and the Employee will not, during her employment by the Company, combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

                  6.3 Non-Competition After Employment. For a period of one (1) year from and after the expiration or earlier termination of this Agreement, the Employee will not, for any reason whatsoever, directly or indirectly, for the Employee or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (a) engage as an officer, director, stockholder,
owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent
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contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the current business or any related business of the Company, or any business to which it is reasonably foreseeable that the Company will enter, within 100 miles of where the Company anywhere conducts such business (the "Territory");

                           (b) call upon any person who is, at that time, within
the Territory, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                           (c) call upon any person or entity which is, at that
time, or which has been within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in competition with the Company within the Territory; or

                           (d) call upon any prospective acquisition candidate,
on the Employees own behalf or on behalf of any competitor, which candidate was either called upon by the Company or for which the Company made an acquisition analysis, for any purpose other than providing products or services of the Company.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

The Employee expressly agrees that the foregoing covenants impose a reasonable restraint on the Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and the Employee that such covenants be construed and enforced in accordance with the changing activities and business of the Company throughout the term of the covenants. The covenants in this Section 6.3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Section 6.3 shall thereby be reformed. All of the covenants in this Section 6.3 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The Employee specifically agrees that the period of one (1) year stated at the beginning of this Section 6.3 shall be computed by adding to such one (1) year period any time during which the Employee is found by a court of competent jurisdiction to have been in violation of any provision of this Section 6.3. The Employee expressly agrees that the covenants set forth in this Section 6.3 are a material and substantial part of this
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Agreement and the Agreement and Plan of Reorganization of which this Agreement is an Exhibit.

                  6.4 Remedy for Breach. The Employee acknowledges that the Company may be irrevocably damaged if all of the provisions of this Section 6 are not specifically enforced. Accordingly, the Employee agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief without bond from a court of competent jurisdiction for the purpose of restraining the Employee from any actual or threatened breach of this Section 6. The Employee's obligations under this Section 6 shall survive the Employee's termination of employment with the Company for the periods of time specified in this Section 6.

         7. Return of Company Documents. Upon termination of this Agreement, the Employee shall return immediately to the Company all records and documents of or pertaining to the Company and shall not make or retain any copy or extract of any such record or document.

         8. Improvements and Inventions. Any and all improvements or inventions which the Employee may conceive, make or participate in during the period of her employment shall be the sole and exclusive property of the Company. The Employee will, whenever requested by the Company during the period of her employment, execute and deliver any and all documents which the Company shall deem appropriate in order to apply for and obtain patents for improvements or inventions or in order to assign and convey to Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents or applications.

         9. Miscellaneous.

                  9.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the Employee's employment with the Company and supersedes any and all prior or contemporaneous agreements or understandings, whether oral or written, relating to the Employee's employment. This Agreement may be amended, modified, supplemented, or changed only by a written document signed by both parties to this Agreement.

                  9.2 Governing Law and Venue. This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by California law. Venue for any dispute arising from the relationship between the parties to this Agreement or for any action to enforce or defend the terms of this Agreement shall be in Orange County, California.

                  9.3 Attorneys' Fees. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement , the prevailing party shall be entitled to recover from the non-prevailing party
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reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

                  9.4 Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of the Company and the Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company or of the Company against the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or the Employee of the covenants in this Agreement.

                  9.5 Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent by United States certified mail, postage prepaid, with return receipt requested, to the parties at their respective addresses set forth below:

                     To the Company:

                               Micro General Corporation
                               2510 N. Redhill Avenue
                               Santa Ana, CA  92705
                               Attention:  John Snedegar
                                           Chief Executive Officer

                     With a Copy to:

                               Micro General Corporation
                               2510 N. Redhill Avenue
                               Santa Ana, CA  92705
                               Attention:  Joseph E. Root
                                           Sr. Vice President/General Counsel

                     To the Employee:

                               Nancy Pope Nelson
                               12175 Wyne Court
                               Tustin, CA  92782
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                  9.6 Waiver. The failure of a party to insist upon strict
adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  9.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted assigns. Neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party without the consent of the other party. Notwithstanding the preceding sentence, (i) the Company may assign this agreement without the consent of the Employee to any related entity in connection with a reorganization or restructuring of the Company or its sole shareholder, Fidelity National Financial, Inc.; and (ii) if there is a Change of Control of the Company and the Successor assumes, either expressly or by operation of law, the Company's obligations under this Agreement, the Company shall assign its rights and obligations hereunder to such Successor subject to the terms of Section 4.5 of this Agreement. Any assignment or transfer in violation of this Section 9.7 shall be void.

                  9.8 Captions and Headings. The captions and headings are for convenience of reference only and shall not be used to construe the terms or meaning of any provisions of this Agreement.

                  9.9 Legal Counsel/Mutual Drafting. Each party hereto acknowledges and represents that it has been represented by its own legal counsel in connection with the terms and conditions of this Agreement, with the opportunity to seek advice as to its legal rights and obligations from such counsel. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

                  IN WITNESS WHEREOF the parties have executed this Employment Agreement as of the Effective Date set forth above.


                              MICRO GENERAL CORPORATION


                              By:
                                 --------------------------------------

                              Its:
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                                NANCY POPE NELSON

                                -------------------------------------